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                                                                     EXHIBIT 5.1

                               March 26, 1999

Board of Directors
Flagstar Bancorp, Inc.
2600 Telegraph Road
Bloomfield Hills, Michigan 48302-0953

The Administrative Trustee
The Flagstar Trust
2600 Telegraph Road
Bloomfield Hills, Michigan  48302-0953

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         You have requested our opinion as special counsel to Flagstar Bancorp, Inc. (the "Company") and Flagstar Trust (the "Trust") in connection with securities to be offered pursuant to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the registration of 2,990,000 preferred securities of the Trust (the "Preferred Securities") in connection with the proposed offer and sale of such Preferred Securities by the Trust.

         In rendering this opinion, we understand that the Preferred Securities will be offered and sold in the manner described in the Prospectus, which is a part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that:

         1. The Preferred Securities have been, and when issued and sold as contemplated by the Registration Statement, will be, legally issued, fully paid and nonassessable.

         2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the heading "Legal Matters."

                                 Very truly yours,


                                 /s/ Kutak Rock